FingerMotion Launches Big Data Insurance Solution - Sapientus

New York, NY (July 8, 2020) - FingerMotion, Inc. (OTCQB: FNGR) (the “Company” or “FingerMotion”), a mobile services and data company, is pleased to announce the launch of Sapientus (www.sapientus.com), the Company’s Big Data Insight arm, built to deliver data-driven solutions and insights for businesses within the insurance and financial services industries.

Sapientus is the third and most compelling component of the Company’s overall business model, empowering a suite of products and services in the Insurtech space. Specifically, the Sapientus suite of products and services will provide insurance industry partners with a breadth and depth of competitive advantages and capabilities such as:

1.	Behavioral insights and scoring derived from a time series of live telco data, along with an expansive set of auxiliary data, enabling deeper contextual understanding of a customer’s behavior propensity and risk inclination for more granular segmentation;
2.	Transactional integration giving real-time feedback enriched with risk and behavior insights on current and prospective customers, thereby further promoting digital transformations in the industry, in areas such as online underwriting, claims processing and fraud detection;
3.	Insight-driven data analytic services, sufficiently adaptive to incorporate new information such as emerging claim and marketing data, and synchronizing such with our partners’ operating and risk assessment philosophy via continual learning and refinement; and
4.	Our strategic partnerships with the two largest Chinese telecommunication giants provides us access to comprehensive and unbiased telco data on a real-time, unimpeded basis. By transforming and integrating telco signals with our own proprietary auxiliary data and identifiable public information, we are able to build a ground-up, flexible data structure and model to extract behavioral insights in an unprecedented manner.

Our mission is to deliver the next generation of data-driven insurance solutions that result in more accurate risk assessments, more efficient processes, and a more enjoyable customer experience.

“Our Sapientus platform enables us to transform and integrate the continuous stream of data from our strategic telecommunications partners, allowing our insurance industry partners to identify and select “preferred risk” customers and offering real-time transactional proposals,” stated CEO, Martin Shen. “With the launch of Sapientus, we anticipate commercializing and monetizing our Big Data Insights & Analytics platforms beginning in the first quarter of 2021, starting with our insurance industry partners.”

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China.  It is one of only a few companies in China with access to wholesale rechargeable minutes from China’s largest mobile phone providers that can be resold to consumers.  As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users.  The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases.  FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

For further information e-mail: info@fingermotion.com
718-269-3366

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